Exhibit 99.1

The Oncology Institute Reaffirms 2025 Guidance and Provides Preliminary 2026 Outlook

CERRITOS, Calif., January 12, 2026 (GLOBE NEWSWIRE) – The Oncology Institute, Inc. (NASDAQ: TOI) (“TOI” or the “Company”), one of the largest value-based oncology groups in the United States, today reaffirmed 2025 guidance and provided its preliminary 2026 outlook.

2026 Outlook

For 2026, TOI anticipates that total revenue will be in the range of $630 million to $650 million, reflecting 28% growth from the midpoint of 2025 and 2026 guidance ranges, and including approximately $150 million of Capitation revenue in 2026. This expected top-line increase reflects continued expansion of delegated contracts in Florida, the annualized impact of strong volumes in the Dispensary segment during the second half of 2025, and broader organic growth and new contract wins across the platform. While these drivers are expected to contribute meaningfully to revenue in 2026, the Company anticipates profitability from newly onboarded delegated contracts to build progressively over the course of the year, with more fully realized economics in 2027.

Based on these factors, and inclusive of targeted investments to support TOI’s ongoing growth, we expect Adjusted EBITDA for 2026 to be in the range of $0 million to $9 million. At the midpoint of this range, 2026 would represent TOI’s first full year of Adjusted EBITDA profitability as a public company.

TOI uses Adjusted EBITDA, a non-GAAP metric, as an additional tool to assess its operational and financial performance. See "Financial Information: Non-GAAP Financial Measures" below. In reliance on the unreasonable efforts exception provided under Regulation S-K, TOI is not reasonably able to provide a quantitative reconciliation for forward-looking information of Adjusted EBITDA to net (loss) income, the most directly comparable GAAP financial measure, without unreasonable efforts due to uncertainties regarding taxes, capital expenditures, operating activities, share-based compensation, goodwill impairment charges, change in fair value of liabilities, unrealized (gains) losses on investments, practice acquisition-related costs, consulting and legal fees, transaction costs and other non-cash items. The variability of these items could have an unpredictable, and potentially significant, impact on TOI’s future GAAP financial results.

Longer-Term Outlook

Looking beyond 2026, we believe the Company is well positioned for continued expansion.

We seek to grow total revenue at an annual rate of approximately 20% through 2028 and believe Capitation and Dispensary revenue could increase to approximately 30% and 50% of total revenue, respectively. This projection reflects the ongoing migration of the business model towards comprehensive oncology care in an increasingly value-based landscape.

As TOI continues to scale, we believe margins have the potential to expand through 2028 to the mid-single-digit range as a percentage of revenue, driven by the expansion of the asset-light delegated capitated model, and continued SG&A leverage.

About The Oncology Institute

Founded in 2007, The Oncology Institute (NASDAQ: TOI) is advancing oncology by delivering highly specialized, value-based cancer care in the community setting. TOI offers cutting-edge, evidence-based cancer care to a population of approximately 1.9 million patients, including clinical trials, transfusions, and other care delivery models traditionally associated with the most advanced care delivery organizations. With over 180 employed and affiliate clinicians and over 100 clinics and affiliate locations of care across five states and growing, TOI is changing oncology for the better.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “preliminary,” “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “predict,” “potential,” “guidance,” “approximately,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding outlook, projections, anticipated financial results, estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations. These statements are based on various assumptions and on the current expectations of TOI and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by anyone as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of TOI. These forward-looking statements are subject to a number of risks and uncertainties, with such risks and uncertainties increasing with the passage of time for longer-term outlook, including the accuracy of the assumptions underlying the 2026 full fiscal year outlook and the longer-term outlook with respect to Adjusted EBITDA and margins discussed herein, the outcome of judicial and administrative proceedings to which TOI may become a party or investigations to which TOI may become or is subject that could interrupt or limit TOI’s operations, result in adverse judgments, settlements or fines and create negative publicity; changes in TOI’s patient or payors' preferences, prospects and the competitive conditions prevailing in the healthcare sector; failure to continue to meet stock exchange listing standards; the impact of a cybersecurity incident affecting a software provider on TOI’s business; those factors discussed in the documents of TOI filed, or to be filed, with the SEC, including the Item 1A. "Risk Factors" section of TOI's Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 26, 2025 and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that TOI currently is evaluating or does not presently know or that TOI currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect TOI’s plans or forecasts of future events and views as of the date of this press release. TOI anticipates that subsequent events and developments will cause TOI’s assessments to change. TOI does not undertake any obligation to update any of these forward-looking statements. These forward-looking statements should not be relied upon as representing TOI’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Financial Information: Non-GAAP Financial Measures

Some of the financial information and data contained in this press release, such as Adjusted EBITDA, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). TOI’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial measures determined in accordance with GAAP. Because of the limitations of non-GAAP financial measures, you should consider the non-GAAP financial measures presented in this press release in conjunction with TOI’s financial statements and the related notes thereto.

TOI believes that the use of Adjusted EBITDA provides an additional tool to assess our operations and results of our performance, to plan and forecast future periods, and factors and trends in, and in comparing our financial measures with, other similar companies, many of which present similar non-GAAP financial measures to investors. The principal limitation of Adjusted EBITDA is that it excludes significant expenses and income that are required by GAAP to be recorded in TOI's financial statements.

TOI defines Adjusted EBITDA as net (loss) income plus depreciation, amortization, interest, taxes, non-cash items, share-based compensation, goodwill impairment charges, change in fair value of liabilities, unrealized gains or losses on investments and other adjustments to add-back the following: consulting and legal fees related to acquisitions, one-time consulting and legal fees related to certain advisory projects, software implementations and debt or equity financings, severance expense and temporary labor and recruiting charges to build out our corporate infrastructure.

Contacts

Media

The Oncology Institute, Inc.
marketing@theoncologyinstitute.com

Investors

ICR Healthcare
TOI@icrhealthcare.com